For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
First Quarter 2011 Results and a Quarterly Dividend

New York, NY, May 4, 2011......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ending March 31, 2011.

Consolidated net sales for the first quarter of 2011 were $220.2 million, compared to consolidated net sales of $179.4 million during the comparable quarter in 2010.  Earnings from continuing operations for the first quarter of 2011 were $7 million or 31 cents per diluted share, compared to $2.9 million or 13 cents per diluted share in the first quarter of 2010. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2011 were $7.1 million or 31 cents per diluted share, compared to $3.1 million or 14 cents per diluted share in the first quarter of 2010.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We were pleased to see that our strong results from 2010 carried forward through the first quarter of 2011. Sales were 22% ahead of the prior year, and earnings per share, aided by our continued efforts in cost control, more than doubled, from 14 cents to 31 cents.

“Most of the sales increase results from strong demand for our products from all channels of distribution. We believe that some of the increase, however, can be attributed to increases in customer inventories and to pre-season ordering in our Temperature Control business. As a result, we anticipate that the rate of sales increase will moderate somewhat as the year progresses. However, the overall market conditions for our product lines appear quite healthy.

“Last week, we announced the acquisition of the Engine Controls business of BLD Products, LTD., a subsidiary of Qualitor, Inc. for approximately $27 million. BLD is a basic manufacturer of a range of Engine Management products, with sales in 2010 of approximately $18 million. Sales to Standard accounted for approximately 40% of the 2010 volume. With this acquisition, we will now be a basic low cost manufacturer in an important and growing part of the business. We plan to relocate the bulk of the manufacturing to our facilities in Reynosa, Mexico and Independence, Kansas.  Excluding these one-time move costs, we believe the business will be accretive to earnings in the first year.

“On April 15 we redeemed the remaining $12.3 million of our convertible debentures. As this carried a 15% coupon, we anticipate annualized interest savings of approximately $1.5 million based on current Libor rates.

“Our total debt at March 31, after reflecting the $27 million acquisition, was approximately $100 million. We are very comfortable with our debt to equity ratio at roughly 45% and still have in excess of $100 million borrowing capacity under our revolving credit facility.”

The Board of Directors has approved payment of a quarterly dividend of seven cents per share on the common stock outstanding. The dividend will be paid on June 1, 2011 to stockholders of record on May 16, 2011.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, May 4, 2011.  The dial in number is 800-895-0198 (domestic) or 785-424-1053 (international). The playback number is 800-677-7320 (domestic) or 402-220-0666 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED
	MARCH 31,
	2011	2010
	(Unaudited)
NET SALES	$220,230	$179,351

COST OF SALES	167,078	135,533

GROSS PROFIT	53,152	43,818

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	40,640	36,665
RESTRUCTURING AND INTEGRATION EXPENSES	343	753
OTHER INCOME, NET	269	380

OPERATING INCOME	12,438	6,780

OTHER NON-OPERATING INCOME, NET	267	18

INTEREST EXPENSE	1,357	1,864

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	11,348	4,934

PROVISION FOR INCOME TAXES	4,337	2,067

EARNINGS FROM CONTINUING OPERATIONS	7,011	2,867

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(304)	(496)

NET EARNINGS	$6,707	$2,371

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.31	$0.13
DISCONTINUED OPERATION	(0.01)	(0.02)
NET EARNINGS PER COMMON SHARE - BASIC	$0.30	$0.11

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.31	$0.13
DISCONTINUED OPERATION	(0.02)	(0.02)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.29	$0.11

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,706,462	22,414,311
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,856,651	22,495,888

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED
	March 31,
	2011	2010
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS
GAAP EARNINGS FROM CONTINUING OPERATIONS	$7,011	$2,867

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	206	452
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	47
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(273)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$7,060	$3,093

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.31	$0.13
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	0.01	0.02
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.31	$0.14

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2011	2010
	(Unaudited)

ASSETS

CASH	$13,632	$12,135

ACCOUNTS RECEIVABLE, GROSS	147,010	111,765
ALLOWANCE FOR DOUBTFUL ACCOUNTS	7,349	6,779
ACCOUNTS RECEIVABLE, NET	139,661	104,986

INVENTORIES	240,715	241,158
ASSETS HELD FOR SALE	216	216
OTHER CURRENT ASSETS	27,202	26,211

TOTAL CURRENT ASSETS	421,426	384,706

PROPERTY, PLANT AND EQUIPMENT, NET	59,976	60,666
GOODWILL AND OTHER INTANGIBLES, NET	12,015	12,487
OTHER ASSETS	33,253	34,942

TOTAL ASSETS	$526,670	$492,801

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$59,985	$52,887
CURRENT PORTION OF LONG TERM DEBT	12,405	12,402
ACCOUNTS PAYABLE	71,965	49,919
ACCRUED CUSTOMER RETURNS	30,194	23,207
OTHER CURRENT LIABILITIES	65,105	76,416

TOTAL CURRENT LIABILITIES	239,654	214,831

LONG-TERM DEBT	284	307
ACCRUED ASBESTOS LIABILITIES	25,480	24,792
OTHER LIABILITIES	43,171	42,988

TOTAL LIABILITIES	308,589	282,918

TOTAL STOCKHOLDERS' EQUITY	218,081	209,883

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$526,670	$492,801

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED
	March 31,
	2011		2010
	(Unaudited)
Revenues
Engine Management	$164,204		$137,097
Temperature Control	54,079		40,015
All Other	1,947		2,239
	$220,230		$179,351

Gross Margin
Engine Management	$40,005	24.4%	$33,134	24.2%
Temperature Control	10,281	19.0%	8,253	20.6%
All Other	2,866		2,431
	$53,152	24.1%	$43,818	24.4%

Selling, General & Administrative
Engine Management	$24,822	15.1%	$23,154	16.9%
Temperature Control	9,055	16.7%	7,909	19.8%
All Other	6,763		5,602
	$40,640	18.5%	$36,665	20.4%

Operating Profit
Engine Management	$15,183	9.2%	$9,980	7.3%
Temperature Control	1,226	2.3%	345	0.9%
All Other	(3,897)		(3,172)
	12,512	5.7%	7,153	4.0%
Restructuring & Integration	(343)	-0.2%	(753)	-0.4%
Other Income, Net	269	0.1%	380	0.2%
	$12,438	5.6%	$6,780	3.8%